Exhibit 99.1
Asana Announces Third Quarter Fiscal 2024 Results

Significant improvement towards profitability year over year
Revenues from Core customers, customers spending $5,000 or more, grew 20% year over year
Ended the quarter with over three million paid seats

December 5, 2023 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform, today reported financial results for its third quarter fiscal 2024 ended October 31, 2023.

“Asana’s Q3 results beat expectations on the top and bottom line. Overall revenue growth was better than our guidance, revenues from our Core customers grew 20 percent, and operating margin improved significantly year over year," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “Revenues from customers spending $100,000 or more grew even faster than our overall revenues as we continue to forge partnerships with some of the largest organizations in the world. More and more, the world’s leading companies are choosing Asana – powered by Asana’s Work Graph® and AI – to drive clarity and accountability, maximize impact, and scale with confidence.”

Third Quarter Fiscal 2024 Financial Highlights

•Revenues: Revenues were $166.5 million, an increase of 18% year over year.
•Operating Loss: GAAP operating loss was $63.4 million, or 38% of revenues, an improvement year over year compared to GAAP operating loss of $101.1 million, or 71% of revenues, in the third quarter of fiscal 2023. Non-GAAP operating loss was $9.8 million, or 6% of revenues, an improvement year over year compared to non-GAAP operating loss of $52.6 million, or 37% of revenues, in the third quarter of fiscal 2023.
•Net Loss: GAAP net loss was $61.8 million, compared to GAAP net loss of $100.9 million in the third quarter of fiscal 2023. GAAP net loss per share was $0.28, compared to GAAP net loss per share of $0.49 in the third quarter of fiscal 2023. Non-GAAP net loss was $8.2 million, compared to non-GAAP net loss of $52.4 million in the third quarter of fiscal 2023. Non-GAAP net loss per share was $0.04, compared to non-GAAP net loss per share of $0.26 in the third quarter of fiscal 2023.
•Cash Flow: Cash flows from operating activities were negative $8.2 million, compared to negative $46.2 million in the third quarter of fiscal 2023. Free cash flow was negative $11.5 million, compared to negative $48.5 million in the third quarter of fiscal 2023.

Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, in Q3 grew to 21,346, an increase of 14% year over year. Revenues from Core customers in Q3 grew 20% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q3 grew to 580, an increase of 18% year over year.
•Ended the quarter with over three million paid seats.
•Overall dollar-based net retention rate in Q3 was over 100%.
•Dollar-based net retention rate for Core customers in Q3 was over 105%.
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis in Q3 was over 120%.
•Hosted inaugural Asana Work Innovation Summit in New York and London, bringing together leaders from around the world to delve into the new era of work.
•Unveiled new AI innovations powered by Asana’s Work Graph® to help every organization work smarter.

Exhibit 99.1
•Released Asana’s State of AI at Work Report, underscoring the growing role of artificial intelligence (AI) in the workplace.

Financial Outlook

For the fourth quarter of fiscal 2024, Asana expects:
•Revenues of $167.0 million to $168.0 million, representing year over year growth of 11% to 12%.
•Non-GAAP operating loss of $23.0 million to $21.0 million.
•Non-GAAP net loss per share of $0.10 to $0.09, assuming basic and diluted weighted average shares outstanding of approximately 223 million.

For fiscal 2024, Asana expects:
•Revenues of $648.5 million to $649.5 million, representing year over year growth of 19%.
•Non-GAAP operating loss of $66.0 million to $64.0 million.
•Non-GAAP net loss per share of $0.27 to $0.26, assuming basic and diluted weighted average shares outstanding of approximately 219 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its third quarter of fiscal 2024 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our ability to execute on our current strategies, our technology and brand position, Asana’s outlook for the fiscal quarter and the full fiscal year ending January 31, 2024, expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain

Exhibit 99.1
customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of artificial intelligence, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, broader macroeconomic conditions and the residual impacts of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes excluding the following items from its non-GAAP financial measures is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include charges for impairment of long-lived assets. Non-recurring expenses include costs related to restructuring. Asana believes the exclusion of certain non-cash and non-recurring items provides useful supplemental information to investors and facilitates the

Exhibit 99.1
analysis of its operating results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters and costs related to restructuring. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

Exhibit 99.1
About Asana
Asana empowers organizations to work smarter. Asana has over 147,000 customers and millions of users in 200+ countries and territories. Customers like Amazon, Roche, and T-Mobile, rely on Asana to manage everything from goal setting and tracking to capacity planning, to product launches. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), and Threads profiles (@asana and @moskov), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Marianne Ridgeway
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenues	$166,503	$141,439	$481,369	$396,981
Cost of revenues(1)	16,053	15,160	47,132	41,354
Gross profit	150,450	126,279	434,237	355,627
Operating expenses:
Research and development(1)	81,028	75,509	241,715	215,947
Sales and marketing(1)	98,349	113,713	288,034	320,228
General and administrative(1)	34,494	38,165	106,537	128,064
Total operating expenses	213,871	227,387	636,286	664,239
Loss from operations	(63,421)	(101,108)	(202,049)	(308,612)
Interest income and other income (expense), net	3,479	1,291	13,310	(219)
Interest expense	(1,012)	(457)	(2,947)	(1,125)
Loss before provision for income taxes	(60,954)	(100,274)	(191,686)	(309,956)
Provision for income taxes	796	631	2,946	2,786
Net loss	$(61,750)	$(100,905)	$(194,632)	$(312,742)
Net loss per share:
Basic and diluted	$(0.28)	$(0.49)	$(0.89)	$(1.60)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	221,776	204,657	219,094	195,261
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cost of revenues	$413	$461	$1,177	$1,200
Research and development	29,384	25,030	83,928	70,606
Sales and marketing	15,584	15,018	43,438	43,028
General and administrative	7,485	7,482	22,026	21,000
Total stock-based compensation expense	$52,866	$47,991	$150,569	$135,834

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$268,314	$526,563
Marketable securities	261,726	2,739
Accounts receivable, net	68,032	82,363
Prepaid expenses and other current assets	46,069	48,726
Total current assets	644,141	660,391
Property and equipment, net	98,241	94,984
Operating lease right-of-use assets	182,779	176,189
Other assets	22,519	23,399
Total assets	$947,680	$954,963
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,988	$7,554
Accrued expenses and other current liabilities	65,698	83,488
Deferred revenue, current	249,673	226,443
Operating lease liabilities, current	17,592	14,831
Total current liabilities	342,951	332,316
Term loan, net	44,856	46,696
Deferred revenue, noncurrent	5,770	7,156
Operating lease liabilities, noncurrent	220,181	210,012
Other liabilities	1,753	2,209
Total liabilities	615,511	598,389
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	1,767,633	1,595,001
Accumulated other comprehensive loss	(3,278)	(873)
Accumulated deficit	(1,432,188)	(1,237,556)
Total stockholders’ equity	332,169	356,574
Total liabilities and stockholders’ equity	$947,680	$954,963

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(61,750)	$(100,905)	$(194,632)	$(312,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for expected credit losses	683	(315)	2,072	1,045
Depreciation and amortization	3,531	3,204	10,407	9,507
Amortization of deferred contract acquisition costs	5,668	3,937	15,971	10,509
Stock-based compensation expense	52,866	47,991	150,569	135,834
Net amortization (accretion) of premium (discount) on marketable securities	(636)	(7)	(1,568)	50
Non-cash lease expense	3,954	4,058	13,998	11,426
Impairment of long-lived assets	—	—	5,009	—
Amortization of discount on revolving credit facility and term loan issuance costs	31	5	91	13
Changes in operating assets and liabilities:
Accounts receivable	(2,407)	(6,580)	12,251	(1,377)
Prepaid expenses and other current assets	(4,707)	5,547	(13,764)	(22,155)
Other assets	(606)	(1,178)	742	(3,201)
Accounts payable	6,857	(1,864)	3,612	(3,333)
Accrued expenses and other liabilities	(2,668)	(1,258)	(16,885)	15,225
Deferred revenue	(5,693)	4,665	21,843	40,614
Operating lease liabilities	(3,356)	(3,478)	(12,310)	(10,374)
Net cash used in operating activities	(8,233)	(46,178)	(2,594)	(128,959)
Cash flows from investing activities
Purchases of marketable securities	(145,018)	2	(284,312)	(72,216)
Sales of marketable securities	12	—	12	—
Maturities of marketable securities	7,500	54,314	25,641	110,204
Purchases of property and equipment	(1,255)	(1,457)	(7,221)	(3,140)
Capitalized internal-use software costs	(1,977)	(882)	(4,325)	(952)
Net cash provided by (used in) investing activities	(140,738)	51,977	(270,205)	33,896
Cash flows from financing activities
Repayment of term loan	(625)	(1,000)	(2,500)	(2,667)
Proceeds from private placement—related party, net of offering costs	—	347,384	—	347,384
Repurchases of common stock	—	—	—	(2)
Proceeds from exercise of stock options	783	980	3,856	4,627
Proceeds from employee stock purchase plan	6,511	7,959	15,069	17,115
Taxes paid related to net share settlement of equity awards	—	—	(7)	—
Net cash provided by financing activities	6,669	355,323	16,418	366,457
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(3,081)	(489)	(1,868)	(1,207)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(145,383)	360,633	(258,249)	270,187
Cash, cash equivalents, and restricted cash
Beginning of period	413,697	149,957	526,563	240,403
End of period	$268,314	$510,590	$268,314	$510,590

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$150,450	$126,279	$434,237	$355,627
Plus: stock-based compensation and related employer payroll tax associated with RSUs	418	470	1,209	1,226
Non-GAAP gross profit	$150,868	$126,749	$435,446	$356,853
GAAP gross margin	90.4%	89.3%	90.2%	89.6%
Non-GAAP adjustments	0.2%	0.3%	0.3%	0.3%
Non-GAAP gross margin	90.6%	89.6%	90.5%	89.9%
Reconciliation of operating expenses
GAAP research and development	$81,028	$75,509	$241,715	$215,947
Less: stock-based compensation and related employer payroll tax associated with RSUs	(29,788)	(25,293)	(86,416)	(72,216)
Non-GAAP research and development	$51,240	$50,216	$155,299	$143,731
GAAP research and development as percentage of revenue	48.7%	53.4%	50.2%	54.4%
Non-GAAP research and development as percentage of revenue	30.8%	35.5%	32.3%	36.2%

GAAP sales and marketing	$98,349	$113,713	$288,034	$320,228
Less: stock-based compensation and related employer payroll tax associated with RSUs	(15,745)	(15,185)	(44,438)	(43,744)
Less: restructuring costs	—	—	173	—
Non-GAAP sales and marketing	$82,604	$98,528	$243,769	$276,484
GAAP sales and marketing as percentage of revenue	59.1%	80.4%	59.8%	80.7%
Non-GAAP sales and marketing as percentage of revenue	49.6%	69.7%	50.6%	69.6%

GAAP general and administrative	$34,494	$38,165	$106,537	$128,064
Less: stock-based compensation and related employer payroll tax associated with RSUs	(7,621)	(7,587)	(22,636)	(21,510)
Less: impairment of long-lived assets	—	—	(5,009)	—
Less: restructuring costs	—	—	(26)	—
Non-GAAP general and administrative	$26,873	$30,578	$78,866	$106,554
GAAP general and administrative as percentage of revenue	20.7%	27.0%	22.1%	32.3%
Non-GAAP general and administrative as percentage of revenue	16.1%	21.6%	16.4%	26.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(63,421)	$(101,108)	$(202,049)	$(308,612)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	53,572	48,535	154,699	138,696
Plus: impairment of long-lived assets	—	—	5,009	—
Plus: restructuring costs	—	—	(147)	—
Non-GAAP loss from operations	$(9,849)	$(52,573)	$(42,488)	$(169,916)
GAAP operating margin	(38.1)%	(71.5)%	(42.0)%	(77.7)%
Non-GAAP adjustments	32.2%	34.3%	33.2%	34.9%
Non-GAAP operating margin	(5.9)%	(37.2)%	(8.8)%	(42.8)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of net loss
GAAP net loss	$(61,750)	$(100,905)	$(194,632)	$(312,742)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	53,572	48,535	154,699	138,696
Plus: impairment of long-lived assets	—	—	5,009	—
Plus: restructuring costs	—	—	(147)	—
Non-GAAP net loss	$(8,178)	$(52,370)	$(35,071)	$(174,046)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.28)	$(0.49)	$(0.89)	$(1.60)
Non-GAAP adjustments to net loss	0.24	0.23	0.73	0.71
Non-GAAP net loss per share, basic	$(0.04)	$(0.26)	$(0.16)	$(0.89)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	221,776	204,657	219,094	195,261

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Computation of free cash flow
Net cash provided by (used in) investing activities	$(140,738)	$51,977	$(270,205)	$33,896
Net cash provided by financing activities	$6,669	$355,323	$16,418	$366,457
Net cash used in operating activities	$(8,233)	$(46,178)	$(2,594)	$(128,959)
Less: purchases of property and equipment	(1,255)	(1,457)	(7,221)	(3,140)
Less: capitalized internal-use software costs	(1,977)	(882)	(4,325)	(952)
Plus: restructuring costs paid	—	—	707	—
Plus: purchases of property and equipment from build-out of corporate headquarters	—	—	—	2
Free cash flow	$(11,465)	$(48,517)	$(13,433)	$(133,049)